Exhibit 32.1
CERTIFICATION
          In connection with the annual report of Arizona Land Income Corporation (the “Company”) on Form 10-KSB/A for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dallas E. Lucas, President and Chief Executive Officer of Pacific Office Properties Trust, Inc., the successor entity to the Company, and James M. Kasim, Chief Financial Officer of Pacific Office Properties Trust, Inc., each certify, to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     Date: August 14, 2008.

/s/ Dallas E. Lucas
Dallas E. Lucas
Chief Executive Officer, President of Pacific Office Properties Trust, Inc.

/s/ James M. Kasim
James M. Kasim
Chief Financial Officer of Pacific Office Properties Trust, Inc.